Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 333-57237, 333-94789, 333-108883 and 333-138436) pertaining to the Lear Corporation Salaried Retirement Program of our report dated June 27, 2008, with respect to the financial statements and schedules of the Lear Corporation Salaried Retirement Program included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Detroit, Michigan
June 27, 2008

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 333-16415, 333-94787, 333-108882 and 333-138435) pertaining to the Lear Corporation Hourly Retirement Savings Plan of our report dated June 27, 2008, with respect to the financial statements and schedules of the Lear Corporation Hourly Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Detroit, Michigan
June 27, 2008